UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2013

TRANS-LUX CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware                                       1-2257                        13-1394750

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(State or other jurisdiction        (Commission                (I.R.S. Employer

of incorporation)                          File Number)             Identification No.)

950 Third Avenue, Suite 2804, New York, New York 10022

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(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 853-4321

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.

Unregistered Sales of Equity Securities.

Following the approval of the same by the Company’s shareholders at its Annual Meeting of Shareholders held October 2, 2013, the Company has issued warrants to purchase 500,000 shares of the Company’s common stock, par value $0.001, to each of George Schiele, Chairman of the Board of Directors of the Company, and Salvatore Zizza, Vice Chairman of the Board of Directors of the Company, and warrants to purchase 50,000 shares of the Company’s common stock, par value $0.001, to Jean Firstenberg, Board Member, in each case at an exercise price of $0.50 per share.  The issuance of the warrants was completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01

Other Events.

Attached as Exhibit 99.1 is a copy of a press release of Trans-Lux Corporation dated October 16, 2013, discussing the approval by the Board of Directors of the implementation of a reverse/forward stock split, as previously approved by the Company’s shareholders at the Company’s 2013 Annual Meeting of Shareholders, held on October 2, 2013.

The information furnished herein, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Press release of Trans-Lux Corporation dated October 16, 2013, discussing approval by the Board of Directors of the implementation of a reverse/forward stock split, as previously approved by the Company’s shareholders at the Company’s 2013 Annual Meeting of Shareholders, held on October 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

by:   /s/ Todd Dupee

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Todd Dupee

Vice President

and Chief Financial Officer

by:   /s/ Jay Forlenzo

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Jay Forlenzo

Vice President and Controller

Dated:  October 18, 2013